SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 10, 2004



                                BRT REALTY TRUST
                                ----------------
               (Exact name of Registrant as specified in charter)




    Maryland                       001-07172                        13-2755856
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(State or other              (Commission file No.)                (IRS Employer
  jurisdiction of                                                     I.D. No.)
  incorporation)


      60 Cutter Mill Road, Suite 303, Great Neck, New York        11021
      -----------------------------------------------------------------
     (Address of principal executive offices)                (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------


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Item 9. Regulation FD Disclosure. (The information provided herein is being provided under Item 12 of Form 8-K, Results of Operations and Financial Condition).

         Attached hereto as an exhibit is a copy of a Press Release issued by the registrant on August 10, 2004. The Release which is being furnished to the Securities and Exchange Commission, discloses information regarding the registrant's results of operations for the quarter and nine months ended June 30, 2004.



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Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                BRT REALTY TRUST



Date:     August 11, 2004       By:  /s/ Simeon Brinberg
                                -----------------------------------
                                Simeon Brinberg
                                Secretary


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                                     EXHIBIT
                                BRT REALTY TRUST
                         60 Cutter Mill Road, Suite 303
                              Great Neck, NY 11021
                            Telephone (516) 466-3100
                               Fax (516) 466-3132
                                www.BRTRealty.com

                                BRT REALTY TRUST
                         ANNOUNCES RESULTS OF OPERATIONS
               FOR THE QUARTER AND NINE MONTHS ENDED JUNE 30, 2004

Great Neck, New York, August 10, 2004 -- BRT Realty Trust (NYSE:BRT) today announced its results of operations for the three and nine months ended June 30, 2004. For the three months ended June 30, 2004 BRT reported total revenues of $4,886,000 and net income of $2,309,000, or $0.30 per share on a diluted basis, including gains from the sale of securities and gains from the sale of real estate assets totaling $563,000, or $.07 per share. This compares with total revenues, net income and net income per share on a diluted basis of $3,765,000, $4,754,000, and $.62 per share, respectively, for the three months ended June 30, 2003, including gains from the sale of securities and gains from the sale of real estate assets totaling $2,668,000, or $.35 per share. The weighted average number of common shares outstanding on a diluted basis was 7,738,076 and 7,617,296 for the three months ended June 30, 2004 and 2003, respectively.

BRT also reported that for the nine months ended June 30, 2004 it had total revenues of $13,154,000 and net income of $8,854,000, or $1.14 per share, on a diluted basis, including gains from the sale of securities and gains from the sale of real estate assets totaling $2,791,000, or $.36 per share. For the nine months ended June 30, 2003, BRT reported total revenues of $11,409,000 and net income of $9,795,000, or $1.29 per share on a diluted basis, including gains from the sale of securities and gains from the sale of real estate assets totaling $3,009,000, or $.40 per share. The weighted average number of common shares outstanding on a diluted basis was 7,733,032 and 7,575,045 for the nine months ended June 30, 2004 and 2003, respectively.

Jeffrey A. Gould, President and Chief Executive Officer of BRT commented that the results in both current periods reflect the strength of BRT's core lending business, as revenues increased quarter versus quarter and nine months versus nine months by 30% and 15%, respectively, due to a significant increase in loan originations resulting in an increase in the average balance of loans outstanding in each of the current periods. Mr. Gould noted that the gains from the sale of securities were greater in the 2003 periods then in the 2004 periods. For the three months ended June 30, 2004, gains from the sale of securities was $4,000, as compared to $2,468,000, or $.32 per share, for the three months ended June 30, 2003. For the nine months ended June 30, 2004 gains from the sale of securities was $1,641,000, or $.21 per share, compared to $2,614,000, or $.35 per share, for the nine months ended June 30, 2003. Net income was positively affected in the 2004 periods as a result of a gain on the sale of real estate assets of $559,000, or $.07 per share for the 2004 quarter versus $200,000, or $.03 per share, for the 2003 quarter and $1,150,000, or $.15 per share, for the 2004 nine month period, versus $395,000, or $.05 per share, for the 2003 nine month period. Timing of gains from securities sales and real estate asset sales, Mr. Gould noted, is not predictable.

Commenting further, Mr. Gould noted that interest expense, the advisor's fee and general and administrative expenses increased in the 2004 periods in line with the increased level of the Trust's loan originations. However, real estate operating expenses increased $752,000 quarter versus quarter and $905,000 nine months versus nine months as a result of "non-recurring" legal fees and other costs incurred by the Trust in defending a lawsuit which was concluded in June 2004. It is not anticipated that any significant additional expenses will be incurred with respect to this litigation in future periods.

BRT Realty Trust is a mortgage-oriented real estate investment trust.

Certain information contained herein is forward looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward looking statements should not be relied upon since they involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT's control and could materially affect actual results, performance or achievements.

Contact:  Simeon Brinberg - (516) 466-3100









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


                                BRT REALTY TRUST
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                    (In Thousands except for Per Share Data)

                                                                           Three Months Ended         Nine Months Ended
                                                                                June 30,                  June 30,
                                                                                -------                   --------
                                                                          2004          2003          2004         2003
                                                                          ----          ----          ----         ----


Revenues:                                                                $ 4,886       $ 3,765       $13,154      $11,409

Expenses (1)                                                               3,162         1,657         7,133        4,675
                                                                         -------       -------       -------      -------

Income from before equity in earnings of unconsolidated
   joint ventures, gain on sale of available-for-sale
   securities, minority interest and gain on sale of
   real estate assets                                                      1,724         2,108         6,021        6,734

Equity in earnings of unconsolidated joint ventures                           33            (7)           74           87
                                                                         -------       -------       -------      -------

Income from before gain on sale of available-for-sale securities,
   minority interest and gain on sale of real estate assets                1,757         2,101         6,095        6,821
Gain on sale of available-for -sale securities                                 4         2,468         1,641        2,614
Minority interest                                                            (11)          (15)          (32)         (35)
                                                                         -------       -------       -------      -------

Income before gain on sale of real estate assets                           1,750         4,554         7,704        9,400

Gain on sale of real estate assets                                           559           200         1,150          395
                                                                         -------       -------      --------      -------

Net income                                                               $ 2,309       $ 4,754       $ 8,854      $ 9,795
                                                                         =======       =======       =======      =======

Income per share of beneficial interest:

Income before gain on sale of real estate assets                         $   .23       $   .60       $  1.01      $  1.26
Gain on sale of real estate assets                                           .07           .03           .15          .05
                                                                         -------       -------       -------      -------
Basic earnings per share                                                 $   .30       $   .63       $  1.16      $  1.31
                                                                         =======       =======       =======      =======

Income before gain on sale of real estate assets                         $   .23       $   .59       $   .99      $  1.24
Gain on sale of real estate assets                                           .07           .03           .15          .05
                                                                         -------       -------       -------      -------
Diluted earnings per share                                               $   .30       $   .62       $  1.14      $  1.29
                                                                         =======       =======       =======      =======

Cash distributions per common share                                      $   .48       $  .34        $  1.31      $   .94
                                                                         =======       ======        =======      =======

Weighted average number of common shares outstanding:

Basic                                                                  7,650,471     7,487,751     7,605,366    7,451,546
                                                                       =========     =========     =========    =========
Diluted                                                                7,738,076     7,617,296     7,733,032    7,575,045
                                                                       =========     =========     =========    =========


(1) Includes $779,000 and $19,000 of litigation costs and expenses in the three months ending June 30, 2004 and 2003, respectively. Includes $919,000 and
$19,000 of litigation costs and expenses in the nine months ending June 30, 2004 and 2003, respectively. The litigation was concluded in June, 2004.

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